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                                                                    EXHIBIT 3.1X


                                           ---------------------------------
                                           |             FILED              |
                                           |     In the Office of the       |
                                           |   Secretary of State of Texas  |
                                           |                                |
                                           |          APR 14 2000           |
                                           |                                |
                                           |    Corporations Section        |
                                           |                                |
                                           ---------------------------------

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                        GUSTAFSON INTERNATIONAL COMPANY

         The following amendment to the Articles of Incorporation for Gustafson International Company, a Texas corporation, has been adopted as follows:

         The number of shares issued, outstanding and entitled to vote are 100 shares. The Amendment was adopted by written consent on March 1, 2000 of all the shareholders in accordance with article 9.10 of the Texas Business Corporation Act, and any written notice required by such article has been given.

         The following Article is being amended:


         ARTICLE I: The name of the Corporation is Gustafson International
Company

         has been amended to read as follows:

         ARTICLE I: The name of the Corporation is GT Seed International
Company.

         This amendment shall be filed with the Secretary of State of Texas in accordance with Articles 4.01-4.06 of the Texas Business Corporation Act.

         The undersigned has executed this amendment on March 1, 2000.



         /s/ James J. Conway
         ------------------------------------
         James J. Conway, President and Chief
         Operating Officer